Exhibit 10.1
THIRD AMENDMENT
OF
CF INDUSTRIES HOLDINGS, INC. SUPPLEMENTAL BENEFIT AND
DEFERRAL PLAN
(As Amended and Restated as of January 1, 2018)

WHEREAS, CF Industries Holdings, Inc. (the “Company”) maintains the CF Industries Holdings, Inc. Supplemental Benefit and Deferral Plan (As Amended and Restated as of January 1, 2018) (the “Plan”); and
WHEREAS, the Plan was previously amended and further amendment of the Plan now is considered desirable;
NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company by Section 5.4 of the Plan and delegated to the CF Industries Holdings, Inc. Benefit Plans Committee by resolution of the Compensation Committee of the Board of Directors of the Company on May 9, 2018, the Plan is hereby amended, effective September 2, 2024, by substituting the following for Section 4.7 of the Plan:
“4.7    Installment Form of Payment for Incentive Plan Awards. Incentive Plan Awards deferred pursuant to Section 3.2 of this Plan shall be paid to the Participant in a lump sum, unless, starting with elections made in 2024 or a later year (for Incentive Plan Awards attributable to services performed in 2025 or a later year), the Bonus Deferral Participant timely elected annual installments payable for up to ten years. (For elections made by Bonus Deferral Participants in 2021-2023, the maximum installment period available for election was five years; prior to that date, no installment option was available for election for Bonus Deferral Participants.) If the Bonus Deferral Participant elected installments, the initial installment shall be paid in accordance with the timing requirements set forth in Section 4.3; all subsequent installment payments shall be paid on the anniversary of the participant’s separation from service or specified payment date, as applicable.

Effective September 1, 2024, pursuant to Section 3.2.C of the Plan, a Bonus Deferral Participant has the option to modify his or her form of payment election to elect installments payable for up to ten years (in lieu of the prior maximum term of five years), provided that such modification otherwise complies with Section 3.2.C of the Plan.”

IN WITNESS WHEREOF, the following duly authorized Benefit Plans Committee member has caused this amendment to be executed.
*    *    *

8/26/2024	/s/ Gregory Cameron
Date	Gregory Cameron

8/26/2024	/s/ Sue Menzel
Date	Sue Menzel

8/29/2024	/s/ Ashraf Malik
Date	Ashraf Malik

8/29/2024	/s/ Martin Jarosick
Date	Martin Jarosick

9/3/2024	/s/ Mitchel Schulz
Date	Mitchel Schulz

9/3/2024	/s/ Michael McGrane
Date	Michael McGrane

9/3/2024	/s/ Richard Hoker
Date	Richard Hoker

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